SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934


FILED BY THE REGISTRANT                         [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT      [ ]
CHECK THE APPROPRIATE BOX:
[ ] PRELIMINARY PROXY STATEMENT
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
    14A-6(E)(2))
[X] DEFINITIVE PROXY STATEMENT
[ ] DEFINITIVE ADDITIONAL MATERIALS
[ ] SOLICITING MATERIAL PURSUANT TO RULE 14A-11(C) OR RULE 14A-12


                             AMERICAN JEWELRY CORP.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] NO FEE REQUIRED
[ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(1) AND 0-11.
(1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------
(2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

(3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

--------------------------------------------------------------------------------

(4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

--------------------------------------------------------------------------------

(5) TOTAL FEE PAID:

--------------------------------------------------------------------------------
[ ] FEE PREVIOUSLY PAID WITH PRELIMINARY MATERIALS.

[ ] CHECK BOX  IF ANY PART  OF THE FEE IS OFFSET AS  PROVIDED  BY  EXCHANGE  ACT
    RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

(1) AMOUNT PREVIOUSLY PAID:

--------------------------------------------------------------------------------

(2) FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

--------------------------------------------------------------------------------
(3) FILING PARTY:

--------------------------------------------------------------------------------
(4) DATE FILED:

                             AMERICAN JEWELRY CORP.

                              131 WEST 35TH STREET

                            NEW YORK, NEW YORK 10001

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD JANUARY 22, 2002


TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of American Jewelry Corp., a Delaware corporation (the "Company"), will be held at the offices of Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, on Tuesday, January 22, 2002 at 10:00 A.M. New York time, to consider the following proposals:


     1. The election of four (4) directors, named in the accompanying Proxy Statement to serve on the Board of Directors of the Company until their respective successors are elected and qualified;


     2.   The  approval  of  an  amendment  to  the  Company's   Certificate  of
          Incorporation to increase the number of authorized shares of the Company's common stock, par value $.001 per share (the "Common Stock"), from 350,000,000 shares to 600,000,000 shares;

     3. The approval of a reincorporation proposal to merge the Company with and into its wholly-owned subsidiary, American Jewelry Corp., a Nevada corporation, which will be the surviving corporation for the purpose of changing the Company's domicile from Delaware to Nevada;

     4. To ratification of the appointment of Feldman Sherb & Co., P.C. as the independent auditors of the Company for the fiscal year ending December 31, 2002; and

     5. The transaction of such other business as may properly come before the meeting.

     Stockholders of record on the books of the Company at the close of business on December 14, 2001 will be entitled to vote at the meeting or any adjournment thereof. A copy of the annual report containing the financial statements of the Company for the year 2000 is enclosed.

     All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are requested to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

                                            By Order of the Board of Directors



Dated:  New York, New York                  George Weisz
        December 21, 2001                   Secretary

                             AMERICAN JEWELRY CORP.

                              131 WEST 35TH STREET

                            NEW YORK, NEW YORK 10001

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 22, 2002


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of American Jewelry Corp. (the "Company") of proxies in the enclosed form for the Annual Meeting of Stockholders to be held at the offices of Jenkens & Gilchrist Parker Chapin, LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 on Tuesday, January 22, 2002, at 10:00 A.M. New York time, and for any adjournment or adjournments thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders.

     A proxy may be revoked by a stockholder at any time before its exercise by filing with George Weisz, the Secretary of the Company, at the address set forth above, an instrument of revocation or a duly executed proxy bearing a later date, or by attendance at the Annual Meeting of Stockholders and electing to vote in person. Attendance at the Annual Meeting of Stockholders will not, in and of itself, constitute revocation of a proxy.

     At the Annual Meeting, the Stockholders will vote on the following proposals:


     1.   The election of four (4) directors,  named in the  accompanying  Proxy
          Statement to serve on the Board of Directors of the Company until their respective successors are elected and qualified;


     2.   The  approval  of  an  amendment  to  the  Company's   Certificate  of
          Incorporation to increase the number of authorized shares of the Company's common stock, par value $.001 per share (the "Common Stock"), from 350,000,000 shares to 600,000,000 shares;

     3. The approval of a reincorporation proposal to merge the Company with and into its wholly-owned subsidiary, American Jewelry Corp., a Nevada corporation, which will be the surviving corporation, for the purpose of changing the domicile of the Company from Delaware to Nevada;

     4. The ratification of the appointment of Feldman Sherb & Co., P.C. as the independent auditors of the Company for the fiscal year ending December 31, 2002; and

     5. The transaction of such other business as may properly come before the meeting.

     The Company knows of no other matters to be presented at the Annual Meeting. If any additional matters should be properly presented, proxies shall be voted in accordance with the judgment of the proxy holders.

     Each stockholder of the Company is requested to complete, sign, date and return the enclosed proxy without delay in order to ensure that the shares owned by such stockholder are voted at the Annual Meeting. Any stockholder may revoke a proxy at any time before it is voted by: (i) delivering written notice to the Secretary of the Company, at the address of the Company set forth above, stating that the proxy is revoked, (ii) executing a subsequent proxy and delivering it to the Secretary of the Company, or (iii) attending the Annual Meeting and voting in person. Each properly executed proxy returned will be voted as directed. In addition, if no directions are given or indicated, the persons named in the accompanying proxy intend to vote proxies in favor of the foregoing proposals.

     The Company will bear the cost of soliciting proxies. Directors, officers and employees of the Company may solicit proxies personally or by telephone, telegram or mail. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy material to the beneficial owners of the Common Stock held of record by such persons and the Company will, upon request, reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

     The principal executive offices of the Company are located at 131 West 35th Street, New York, New York 10001. The approximate date on which this Proxy Statement and the accompanying form of Proxy will first be sent or given to the Company's stockholders is December 21, 2001.

                                VOTING SECURITIES


     Only holders of shares of Common Stock and the holders of shares of series A preferred stock, par value $0.001 per share (the "Series A Preferred Stock"), of record at the close of business on December 14, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. On the record date there were 349,938,258 shares of Common Stock issued and outstanding and 200,000 shares of Series A Preferred Stock issued and outstanding. Each outstanding share of Common Stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting and the holders of Series A Preferred Stock are entitled to an aggregate of 410,797,085, representing 54% of the total shares entitled to vote by all holders of the then outstanding shares of Common Stock and the holders of all the then outstanding shares of Series A Preferred Stock combined. The holders of the Series A Preferred Stock are entitled to vote along with the holders of Common Stock as one class on all matters for which the stockholders of the Company shall vote.


                                VOTING PROCEDURES

The directors will be elected by the affirmative vote of a plurality of the shares of Common Stock and Series A Preferred Stock present in person or represented by proxy at the Meeting, provided a quorum exists. The approval of the proposal to amend the certificate of incorporation of the Company to increase the number of authorized shares of Common Stock and the approval of a reincorporation proposal to merge the Company with and into American Jewelry Corp., a Nevada corporation, for the purposes of changing the Company's domicile from Delaware to Nevada require the affirmative vote of a majority of the issued and outstanding shares of Common Stock and Series A Preferred Stock entitled to vote. The approval of the selection of Feldman Sherb & Co., P.C. as the Company's independent auditors for the fiscal year ending December 31, 2002 requires the affirmative vote of a majority of the shares of Common Stock and Series A Preferred Stock present in person or represented by proxy at the Meeting, provided a quorum exists. A quorum is established if, as of the Record Date, the holders of a majority of the votes are present in person or represented by proxy at the Annual Meeting. Votes will be counted and certified by one or more Inspectors of Election. In accordance with Delaware law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. Broker non-votes with respect to any matter are not considered as shares entitled to vote and will, therefore, have no legal effect on the vote on that particular matter. However, because an affirmative vote of a majority of the outstanding shares of the Company's Common Stock and Series A Preferred Stock is required to approve an amendment to the certificate of incorporation of the Company

(proposal 2) and to approve the merger and reincorporation (proposal 3), broker non-votes and abstentions will have the same effect as a vote "against" the amendment to the certificate of incorporation of the Company (proposal 2) and the merger and reincorporation (proposal 3). The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


     The following table sets forth, as of December 14, 2001, certain information as to the stock ownership of each person known by the Company to own beneficially 5% or more of the Company's outstanding Common Stock, by each director, and nominee for director, of the Company who owns shares of Common Stock or Series A Preferred Stock, and by all officers and directors as a group. This table includes the shares of Series A Preferred Stock, which have the right in the aggregate to cast 54% of the total votes which may be cast by the holders of all the outstanding (i) shares of Common Stock and (ii) Series A Preferred Stock.



 Name and Address
  of  Beneficial                     Number of shares of                Number of shares                Percentage of
    Owner                           Common Stock Owned (1)         of Series A Preferred Owned          Voting Rights
------------------                  ----------------------         ---------------------------          -------------

Isaac Nussen                               16,667                            100,000                          54%
131 West 35th Street
New York, NY 10001

George Weisz                               16,667                            100,000                          54%
131 West 35th Street
New York, NY 10001

Eric Rothschild                             -0-                                -0-                             *
131 West 35th Street
New York, NY 10001


Meir Klepner
131 West 35th Street
New York, NY 10001                          -0-                                -0-                             *

All officers and
directors as a
group (4 persons)                      10,120,000                            200,000                          54%



*    Represents less than 1%.

(1) Except as otherwise indicated, all shares are beneficially owned and sole voting and investment power is held by the persons named.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


     At the Annual Meeting, four (4) Directors are to be elected by the stockholders to serve until the next Annual Meeting of the Stockholders or until their successors are elected and shall qualify. The directors will be elected by the affirmative vote of a plurality of the shares of Common Stock and Series A Preferred Stock present in person or represented by proxy at the Meeting, provided a quorum exists. The accompanying form of Proxy will be voted for the re-election as Directors of Isaac Nussen, George Weisz and Eric J. Rothschild and for the election as Director of Meir Klepner. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person or persons as shall be designated by the Directors.



                            DIRECTORS OF THE COMPANY

     The following table sets forth information about each executive officer, director and nominee for director of the Company.

        Name                 Age     Title

        Isaac Nussen         51      President and Director

        George Weisz         61      Director, Vice President and Secretary

        Eric J. Rothschild   69      Director


        Meir Klepner         43      Director


     Isaac Nussen has served as President, CEO and Director since November 1998. Since 1993 he also served in the same positions for Jarnow Corporation. He is responsible for marketing and sales. Mr. Nussen served as an executive officer of other jewelry manufacturing companies for over 25 years.

     George Weisz (a.k.a. Ghidale Weisz) has served as Chief Operating Officer, Vice President, Secretary and Director of the Company since November 1998. Since 1993 he also served in the same positions for Jarnow Corporation. He is responsible for day to day operations including development and manufacturing. Mr. Weisz served as an executive officer of other jewelry manufacturing companies for over 25 years.

     Eric J. Rothschild has served as a director since November 1998. For the past six years, and prior thereto, he has been a self-employed physician and a member of Orangeburg Orthopedic Associates.


     Meir Klepner has served as a director since December 4, 2001. For the past fifteen years, he has operated a paper goods wholesale business in Israel and regularly travels to the United States on business.


     Mr. George Weisz and Mr. Isaac Nussen are brothers in law.

MEETINGS AND COMMITTEES OF THE BOARD

     In the past year, the Board of Directors had three meetings. Each of the directors attended at least 75% of the meetings.

     The Board of Directors intends to appoint an Audit Committee and a Compensation Committee to contain at least two independent directors. Currently, the functions and responsibilities of the Audit and Compensation Committees are assumed by all of the members of the Board of Directors. The Company does not have a Nominating Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), officers, directors and holders of more than 10% of the outstanding shares of the Company's Common Stock ("Reporting Persons") are required to file periodic reports of their ownership of, and transactions involving, the Company's Common Stock with the Securities and Exchange Commission (the "SEC"). Based solely upon a review of copies of such reports received by the Company, the Company believes that its Reporting Persons have complied with all Section 16 filing requirements applicable to them with respect to the Company's fiscal year ended December 31, 2000.

                             EXECUTIVE COMPENSATION

     The compensation paid to the Company's Chief Executive Officer and to each of the other executive officers whose total compensation exceeded $100,000 during each of the preceding three fiscal years are as follows:

                             SUMMARY COMPENSATION TABLE

                                         Annual                             Long-Term
                                         Compensation                       Compensation
                                                           Other Annual
Name and Principal                       Salary            Compensation     Awards/Options
Position                        Year     ($)               ($)              (#)
-------------------------------------------------------------------------------------------
Isaac Nussen,                   2000     $         0              0                0
Chief Executive Officer         1999     $250,000.00              0                0
And President                   1998     $ 23,000.00              0                0
-------------------------------------------------------------------------------------------
George Weisz,                   2000     $         0              0                0
Vice-President                  1999     $250,000.00              0                0
                                1998     $ 23,000.00              0                0


     Mr. Weisz and Mr. Nussen contributed their annual salaries for the year 2000, totaling in the aggregate $450,000, to the paid-in capital of the Company. Mr. Weisz and Mr. Nussen are entitled to receive an annual salary of $250,000 each, however they did not receive the entire salary allowed in 1999 and 1998, and are owed the amounts from the Company not paid by the Company in those years. In addition, both are entitled to receive a bonus of 2.5% of net profit (before taxes) in excess of $500,000 in each fiscal year commencing with the fiscal year ending December 31, 1999, cost of living increases and a life insurance policy in the face amount of $1,000,000 payable to them. In addition, on a change of control, in the event either or both Mr. Weisz or Mr. Nussen terminate their employment with the Company, they will each be entitled to receive a lump sum payment equal to 290% of his average annual compensation for the five years preceding the date of termination.

                              OPTION GRANTS IN 2000

                                      None

       AGGREGATED OPTION EXERCISES IN 2000 AND FOR YEAR-END OPTION VALUES

                                      None

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     At September 1999, the Company owed George Weisz and Isaac Nussen $3,626,056 in connection with certain interest free loans made to the Company. The loans are due on demand and are convertible into shares of Common Stock of the Company. These loans have been subordinated to senior debt of the factor.

     George Weisz and Isaac Nussen have personally guaranteed, without compensation, the indebtedness of the Company to its factor. In accordance with the terms of the guarantee, in the event that payments are not made to the factor, Mr. Weisz and Mr. Nussen will be required to make such payments. On September 30, 1999, Mr. Nussen and Mr. Weisz also personally assumed approximately $3,477,000 of an obligation formerly due to the finance company as part of a $2,000,000 note to the finance company issued by the Company.

REQUIRED VOTE

     Election of the directors requires the affirmative vote of a plurality of the shares of Common Stock and the Series A Preferred Stock present in person or represented by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NAMED NOMINEES. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                                   PROPOSAL 2

                            AMENDMENT TO CERTIFICATE
                        OF INCORPORATION TO INCREASE THE
                        AUTHORIZED SHARES OF COMMON STOCK


     At a meeting of the Board of Directors on November 26, 2001 the Board adopted a resolution, by unanimous vote, to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company. The Company is currently authorized to issue 350,000,000 shares of Common Stock. The Company's Board of Directors recommends that the Company's stockholders approve an amendment (the "Amendment") to the Company's Certificate of Incorporation in the form attached hereto as Exhibit A, that would increase the authorized shares of the Company's Common Stock from 350,000,000 shares to 600,000,000 shares. Of the 350,000,000 shares of Common Stock currently authorized, 349,938,258 shares of Common Stock are issued and outstanding. If the Amendment is approved by the Company's stockholders, the first paragraph of ARTICLE FOURTH of the Company's Certificate of Incorporation will read as follows:

FOURTH: (A) The total number of shares of all classes of stock which the Company shall be authorized to issue is Six Hundred Five Million (605,000,000), of which Six Hundred Million (600,000,000) shares shall be designated as Common Stock, par value $.001 per share, and Five Million (5,000,000) shall be designated as Preferred Stock, par value $.001 per share.

     The Company proposes to increase the number of authorized shares of its Common Stock to provide additional shares for general corporate purposes, including stock dividends and splits, raising additional capital, issuance of shares pursuant to the employee stock option plans, issuances upon conversion of outstanding debentures and shares of Preferred Stock which may be issued and possible future acquisitions. The Company currently has outstanding $273,830 principal amount of 8% convertible debentures (the "Debentures"), which are convertible into shares of Common Stock. The Debentures bear interest at a rate of 8% and are due on April 25, 2003. The Debentures are convertible into shares of Common Stock at a conversion price equal to the lower of (i) 92% of the average of the closing sale price of the Company's Common Stock for the five trading days prior to the conversion date, and (ii) $0.015 (subject to customary adjustments, such as stock splits).

     The Company's officers may from time to time engage in discussions with other businesses concerning the possible acquisition of such companies by the Company, in which the Company may consider issuing stock as part or all of the acquisition price. The Board of Directors believes that an increase in the total number of shares of authorized common stock will better enable the Company to meet its future needs and give it greater flexibility in responding quickly to business opportunities. The proposed increase will also provide additional shares for corporate purposes generally. The Company currently has no intention of issuing shares of Common Stock pursuant to any other transactions or agreements, other than in connection with the conversion of the Debentures.


     The Company's issuance of shares of Common Stock, including the additional shares that will be authorized if this proposed amendment is adopted, may dilute the present equity ownership position of current holders of Common Stock and may be made without stockholder approval, unless otherwise required by applicable laws. The authority possessed by the Board of Directors to issue Common Stock could also potentially be used to discourage attempts to obtain control of the Company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or costly to achieve.

REQUIRED VOTE

     The Board of Directors believes that, as proposed, the approval of the amendment is in the best interests of the stockholders of the Company. Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock and Preferred Stock of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED SHARES OF COMMON STOCK.

                                 PROPOSAL NO. 3

                            REINCORPORATION PROPOSAL

GENERAL

     The Company's Board of Directors has unanimously approved, subject to stockholder approval, a proposal to change the Company's state of incorporation from Delaware to Nevada, by means of a merger (the "Merger") of the Company with and into American Jewelry Corp., a Nevada corporation ("AMJC - Nevada"), a newly formed, wholly owned subsidiary of the Company (the "Reincorporation Proposal"), which will be the surviving corporation in the Merger.

     The following discussion summarizes certain aspects of the Reincorporation Proposal, including certain material differences between Delaware corporate law and Nevada corporate law. This summary is not intended to be a complete description of the Reincorporation Proposal or the differences between stockholders' rights under Delaware corporate law and Nevada corporate law, and is qualified in its entirety by reference to :

     o The Agreement and Plan of Merger between the Company and AMJC-Nevada (the "Merger Agreement") attached hereto as Exhibit B;

     o The Articles of Incorporation of AMJC-Nevada (the "New Charter") attached hereto as Exhibit C; and

     o The By-laws of AMJC-Nevada (the "New By-laws") attached hereto as Exhibit D.

     Approval of the Reincorporation Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock and Series A Preferred Stock entitled to vote thereon. The approval of the Reincorporation Proposal by the Company's stockholders will constitute an adoption of the Merger Agreement, the New Charter and the New By-laws and will affect certain rights of the stockholders. STOCKHOLDERS ARE URGED TO READ CAREFULLY THIS PROXY STATEMENT AND THE ANNEXES ATTACHED HERETO IN ITS ENTIRETY BEFORE VOTING ON THE REINCORPORATION PROPOSAL.

PRINCIPAL REASONS FOR THE REINCORPORATION

     The Board of Directors of the Company believes that the best interests of the Company and its stockholders will be served by changing the Company's state of incorporation from Delaware to Nevada. The principal reason for the reincorporation is that the franchise tax and related fees that the Company pays as a Delaware corporation are significantly higher than the comparable fees for a Nevada corporation. Additionally, after considering the disadvantages and the advantages, including the more favorable corporate environment afforded by Nevada corporate law to directors and officers, the Board of Directors concluded that the benefits of being incorporated in Nevada outweigh the benefits of remaining in Delaware.

PRINCIPAL FEATURES OF THE REINCORPORATION PROPOSAL

     At the Effective Date of the Merger (as defined in the Merger Agreement), the separate existence of the Company will cease and AMJC-Nevada, as the surviving corporation, will succeed to all business, properties, assets and liabilities of the Company. Upon the Effective Date of the Merger, (i) each outstanding share of Common Stock of the Company immediately prior to the Effective Date will be converted into one (1) share of common stock, par value $0.001 per share (the "AMJC-Nevada Common Stock") of AMJC-Nevada; (ii) each outstanding share of Series A Preferred Stock of the Company outstanding immediately prior to the Effective Date will be converted into one (1) share of series A preferred stock par value $0.001 per share (the "AMJC-Nevada Series A Preferred Stock") of AMJC - Nevada; and (iii) each outstanding option, warrant or other securities convertible into shares of the Company's Common Stock will be automatically assumed by AMJC-Nevada and will be converted into the right to acquire an equal number of shares of AMJC-Nevada Common Stock, under the same terms and conditions as the original options, warrants and securities convertible of the Company.

     No action need be taken by the Company's stockholders to exchange their stock certificates as a result of the Merger. Certificates for shares of the Company's Common Stock and Series A Preferred Stock will automatically represent an equal number of shares of AMJC-Nevada Common Stock and AMJC-Nevada Series A Preferred Stock, respectively.

     The Company's Common Stock is currently trading on the OTC Bulletin Board, and following consummation of the Merger, AMJC-Nevada Common Stock will continue to trade on the OTC Bulletin Board without interruption, under the same ticker symbol "AMJC".

     Approval of the Reincorporation Proposal will effect a change in the legal domicile of the Company and certain other changes of a legal nature, as described in this Proxy Statement. Reincorporation of the Company will not, in and of itself, result in any change in the business, management, location of the principal executive offices, assets, liabilities or stockholders' equity of the Company. The number of directors comprising the Board of Directors of AMJC-Nevada will be three initially, each of whom is currently a director of the Company and each of the executive officers of the Company will serve as executive officers of AMJC-Nevada.

     Upon approval of the Reincorporation Proposal by the Company's stockholders, the proposed reincorporation will be consummated at such time as the Boards of Directors of the Company and AMJC-Nevada determine is advisable. The Merger Agreement provides, however, that the Merger may be abandoned by the Board of Directors of either the Company or AMJC-Nevada prior to the Effective Date, either before or after stockholder approval. After approval by the stockholders of the Company of the Merger Agreement, no amendment shall be made which (a) alters or changes the amount or kind of shares of AMJC-Nevada to be received on conversion of shares of the Company as provided, (b) alters or changes any term of the Articles of Incorporation of AMJC-Nevada to be effected by the Merger, or (c) alters or changes any of the terms and conditions of the Merger Agreement if such alteration or change would adversely affect the rights of stockholders of the Company, without the further approval of such stockholders.

RIGHTS OF STOCKHOLDERS TO DISSENT

     Since the Reincorporation Proposal will be conducted through a merger of the Company into its wholly-owned subsidiary, AMJC-Nevada, the Company's stockholders will not have a right to dissent from the reincorporation and receive the fair market value of their shares in cash.

COMPARISON OF STOCKHOLDERS' RIGHTS

     Although the corporate statutes of Nevada and Delaware are substantially similar, certain differences exist. This summary is not intended to be complete, and stockholders should refer to the Delaware General Corporation Law (the "Delaware Law") and the Nevada Revised Statutes, as amended (the "Nevada Law") to understand how these laws will apply to the Company and AMJC-Nevada.

     Classified Board of Directors
     -----------------------------

     The Delaware Law permits any Delaware corporation to classify its board of directors into as many as three classes as equally as possible with staggered terms of office. After initial implementation of a classified board, one class (consisting of approximately l/3 of the entire board) will be elected at each annual meeting of the stockholders to serve for a term of three years or until their successors are elected to take office. The Nevada Law also permits corporations to classify boards of directors provided that at least one-fourth of the total number of directors is elected annually. Since neither the Company nor AMJC-Nevada have a classified board, there will be no difference in stockholders' rights with respect to this issue.

     Cumulative Voting
     -----------------

     Cumulative voting for directors entitles stockholders to cast a number of votes that is equal to the number of voting shares held multiplied by the number of directors to be elected. Stockholders may cast all such votes either for one nominee or distribute such votes among up to as many candidates as there are positions to be filled. Cumulative voting may enable a minority stockholder or group of stockholders to elect at least one representative to the board of directors where such stockholders would not otherwise be able to elect any directors.

     The Nevada Law permits cumulative voting in the election of directors as long as certain procedures are followed. A Delaware corporation may provide for cumulative voting in the corporation's certificate of incorporation.

     Since neither the Company, nor AMJC-Nevada utilize cumulative voting, there will be no significant difference in stockholders' rights with respect to this issue.

     Vacancies on the Board of Directors
     -----------------------------------

     Under the Delaware Law, vacancies on the board of directors will be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum unless otherwise provided in the certificate of incorporation or by-laws. Any director so appointed will hold office for the remainder of the full term of the class of directors in which the vacancy occurred. Similarly, the Nevada Law provides that vacancies may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise. The by-laws of the Company and AMJC-Nevada address the issue of director vacancies in the same manner.
Therefore, the change from Delaware law to Nevada law will not alter stockholders' rights with respect to filling vacancies.

     Removal of Directors
     --------------------

     Under both the Delaware Law and the Nevada Law, any director or the entire board of directors may be removed, with or without cause, upon the vote of the shares entitled to vote in the election of directors. Under Delaware Law, a majority vote is required to remove a director. Under the Nevada Law, a director may be removed only by the vote of stockholders casting not less than two-thirds of the outstanding voting rights.

     Indemnification of Officers and Directors and Advancement of Expenses
     ----------------------------------------------------------------------

     Delaware and Nevada law have substantially identical provisions regarding indemnification by a corporation of its officers, directors, employees and agents, except Nevada provides broader indemnification in connection with stockholder derivative lawsuits. Delaware and Nevada law differ in their provisions for advancement of expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding. The Delaware law provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. Thus, a Delaware corporation has the discretion to decide whether or not to advance expenses. Under the Nevada Law, the articles of incorporation, bylaws or an agreement made by the corporation may provide that the corporation must pay advancements of expenses in advance of the final disposition of the action, suit or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. Thus, a corporation may have no discretion to decide whether or not to advance expenses. There will be no difference in stockholders' rights with respect to this issue because the New Bylaws and the Present Bylaws each provides for advancement of expenses.

     Limitation on Personal Liability of Directors
     ---------------------------------------------

     A Delaware corporation is permitted to adopt provisions in its certificate of incorporation limiting or eliminating the liability of a director to a company and its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful dividends or distributions or improper personal benefit. The Company's certificate of incorporation does not have a provision limiting the liability of directors to the Company.

     While the Nevada Law has a similar provision permitting the adoption of provisions in the articles of incorporation limiting personal liability, the Nevada provision differs in two respects. First, the Nevada provision applies to both directors and officers. Second, while the Delaware provision excepts from the limitation on liability the breach of the duty of loyalty, the Nevada counterpart does not contain this exception. Thus, the Nevada provision expressly permits a corporation to limit the liability of officers, as well as directors, and permits limitation of liability arising from a breach of the duty of loyalty, but does not limit liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of distributions in violation of Nevada law. The New Charter contains provisions limiting the liability to AMJC-Nevada of directors and officers.

     Dividends
     ---------

     The Delaware Law is more restrictive than the Nevada Law with respect to when dividends may be paid. Under the Delaware Law, subject to any restrictions provided in the certificate of incorporation, a corporation may declare dividends, out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets).

     The Nevada Law provides that except as otherwise provided in its articles of incorporation, no distribution (including dividends on, or redemption or repurchases of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a liquidation to satisfy the preferential rights of preferred stockholders.

     Restrictions on Business Combinations
     -------------------------------------

     Both the Delaware Law and the Nevada Law contain provisions restricting the ability of a corporation to engage in business combinations with an interested stockholder. Under the Delaware Law, a corporation is not permitted to engage in a business combination with any interested stockholder for a three-year period following the date such stockholder became an interested stockholder, (i) unless the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) upon consummation of such transaction, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iv) at or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66% of the corporation's outstanding voting stock at an annual or special meeting and not by written consent, excluding shares owned by the interested stockholder. The Delaware Law defines "interested stockholder" generally as a person who owns 15% or more of the outstanding shares of a corporation's voting stock. Delaware law allows corporations to opt-out of the statute with provisions expressly electing not to be governed by such statutory provisions.

     The Nevada Law regulates business combinations more stringently. First, an interested stockholder is defined as a beneficial owner of ten percent (10%) or more of the voting power. Second, the three-year moratorium can be lifted only by advance approval by a corporation's board of directors, as opposed to Delaware's provision that allows interested stockholder combinations at the time of the transaction with stockholder approval. Finally, after the three-year period, combinations remain prohibited unless they are approved by the board of directors, the disinterested stockholders or a majority of the outstanding voting power not beneficially owned by the interested party, or the interested stockholders satisfy certain fair value requirements. As in Delaware, a Nevada corporation may opt-out of the statute with appropriate provisions in its articles of incorporation. The Company's current charter does not contain such provisions electing not to be governed by such statutory provisions. The New Charter contains such provisions.

     Amendment to Certificate/Articles of Incorporation
     --------------------------------------------------

     Both the Delaware Law and the Nevada Law require the approval of the holders of a majority of all outstanding shares entitled to vote, with each stockholder being entitled to one vote for each share so held, to approve proposed amendments to a corporation's certificate/articles of incorporation. Neither state requires stockholder approval for the board of directors of a corporation to fix the voting powers, designations, preferences, limitations, restrictions and rights of a class of stock provided that the corporation's organizational documents grant such power to its board of directors. The holders of the outstanding shares of a particular class are entitled to vote as a class on a proposed amendment if the amendment would alter or change the power, preferences or special rights of one or more series of any class so as to affect them adversely. Unlike Delaware, under Nevada law, the number of authorized shares of any such class of stock may be increased or decreased and the number of shares outstanding may be correspondingly increased or decreased by a resolution adopted by the board of directors without stockholders approval.

     Actions by Written Consent of Stockholders
     ------------------------------------------

     The Nevada Law and the Delaware Law each provide that, unless the charter provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consents to the action in writing. In addition, the Delaware Law requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing.

     Stockholder Vote for Mergers and Other Corporate Reorganizations
     ----------------------------------------------------------------

     In general, both jurisdictions require authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the board of directors, with respect to the terms of a merger or a sale of substantially all of the assets of the corporation. Neither the Nevada Law nor the Delaware Law requires stockholder approval by the stockholders of a surviving corporation in a merger or consolidation as long as the surviving corporation issues no more than 20% of its voting stock in the transaction.

     Dissenters' Rights
     ------------------

     In both jurisdictions, dissenting stockholders of a corporation engaged in certain major corporate transactions are entitled to appraisal rights. Appraisal rights permit a stockholder to receive cash equal to the fair market value of the stockholder's shares (as determined by agreement of the parties or by a court), in lieu of the consideration such stockholder would otherwise receive in any such transaction.

     Under the Delaware Law, appraisal rights are generally available for the shares of any class or series of stock of a Delaware corporation in a merger or consolidation, provided that no appraisal rights are available for the shares of any class or series of stock which, at the record date for the meeting held to approve such transaction, were either (1) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. ("NASD") or (2) held of record by more than 2,000 stockholders. Even if the shares of any class or series of stock meet the requirements of clause (1) or
(2) above, appraisal rights are available for such class or series if the holders thereof receive in the merger or consolidation anything except:

     o shares of stock of the corporation surviving or resulting from such merger or consolidation;

     o shares of stock of any other corporation which at the effective date of the merger or consolidation is either listed on a national securities exchange, or designated as a national market system security on an interdealer quotation system by the NASD or held of record by more than 2,000 stockholders; o cash in lieu of fractional shares; or

     o  any combination of the foregoing.

No appraisal rights are available to stockholders of the surviving corporation if the merger did not require their approval.

     Under the Nevada Law, a stockholder is entitled to dissent from, and obtain payment for the fair value of his or her shares in the event of consummation of a plan of merger or plan of exchange in which the corporation is a party and, to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares, any corporate action taken pursuant to a vote of the stockholders. As with the Delaware Law, the Nevada

Law provides an exception to dissenters' rights. Holders of securities listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD or held by more than 2,000 stockholders of record are generally not entitled to dissenters' rights.

     Stockholder Inspection Rights
     -----------------------------

     The Delaware Law grants any stockholder of record the right to inspect and to copy for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other records. A proper purpose is one reasonably related to such person's interest as a stockholder. Directors also have the right to examine the corporation's stock ledger, a list of its stockholders and its other records for a purpose reasonably related to their positions as directors.

     The Nevada Law provides the right to inspect the corporation's financial records for only a stockholder of record who owns at least 15% of the corporation's issued and outstanding shares, or has been authorized in writing by the holder(s) of at least 15% of the issued and outstanding shares.

     Derivative Suits
     ----------------

     Under both the Delaware Law and the Nevada Law, a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or the stockholder acquired the stock thereafter by operation of law.

     Special Meetings of Stockholders
     --------------------------------

     The Delaware Law permits special meetings of stockholders to be called by the board of directors or by any other person authorized in the certificate of incorporation or bylaws to call a special stockholder meeting. The Nevada Law does not address the manner in which special meetings of stockholders may be called.

CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following is a summary of certain material anticipated federal income tax consequences of the Merger. This summary is based on the federal income tax laws now in effect and as currently interpreted; it does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes, regulations and proposed regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. In addition, the summary discussion is intended to address only those federal income tax consequences that are generally applicable to a stockholder who holds shares of Common Stock as a capital asset. This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the Merger and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to stockholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws (for example, life insurance companies, regulated investment companies, foreign taxpayers, persons who received their shares of Common Stock as compensation in connection with the performance of services or on exercise of options received as compensation in connection with the performance of services). This summary does not address any consequence of the Merger under any state, local or foreign tax laws.

     No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to the stockholders of the Company as a result of the Merger. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

     The Company believes that the Merger will be a tax-free reorganization of the Company. If the Merger qualifies as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), a stockholder of the Company that does not exercise dissenters' rights and who exchanges his or her shares of Common Stock solely for shares of AMJC-Nevada Common Stock would recognize no gain or loss for federal income tax purposes. A stockholder's aggregate tax basis in his or her shares of AMJC-Nevada Common Stock received as a result of the Merger should be the same as his or her aggregate tax basis in the shares of the Common Stock exchanged therefor. The stockholder's holding period for the shares of AMJC-Nevada Common Stock will include the period during which such stockholder held the shares of Common Stock surrendered in the Merger.

     THE TAX CONSEQUENCES OF THE MERGER TO ANY PARTICULAR STOCKHOLDER MAY DIFFER DEPENDING UPON THAT STOCKHOLDER'S OWN CIRCUMSTANCES AND TAX POSITION. FURTHERMORE, THIS SUMMARY DOES NOT DISCUSS ANY ASPECTS OF STATE, LOCAL, FOREIGN OR OTHER TAX LAWS. EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE MERGER.

REQUIRED VOTE

     The Board of Directors believes that the approval of the Reincorporation Proposal, including the Merger, the New Charter and the New By-laws, is in the best interests of the stockholders of the Company. The approval of the Reincorporation Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock and Series A Preferred Stock entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE REINCORPORATION PROPOSAL.

                                   PROPOSAL 3
                         RATIFICATION OF THE APPOINTMENT
                             OF INDEPENDENT AUDITORS

     The firm of Feldman Sherb & Co., P.C. has served as the independent auditors of the Company since 2000. The Board of Directors has appointed Feldman Sherb & Co., P.C. to continue as the independent auditors of the Company for the fiscal year ending December 31, 2002, subject to ratification by the Company's stockholders. A representative of Feldman Sherb & Co., P.C. is expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if such representative desires to do so.

AUDIT FEES

     Audit fees billed to the Company by Feldman Sherb & Co., P.C. for its audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for its review of the financial statements included in the Company's Quarterly Reports on Form 10-QSB filed with the Securities and Exchange Commission for that fiscal year totaled approximately $43,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not engage Feldman Sherb & Co., P.C. to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

ALL OTHER FEES

     Fees billed to the Company by Feldman Sherb & Co., P.C. during the Company's fiscal year ended December 31, 2000 for all other non-audit services rendered to the Company, including tax related services, totaled approximately $15,000.

     In connection with the recently revised standards for independence of the Company's independent public accountants promulgated by the Securities and Exchange Commission, the board of directors of the Company has considered whether the provision of such services is compatible with maintaining the independence of Feldman Sherb & Co., P.C.

REQUIRED VOTE

     The Board of Directors believes that the ratification of the appointment of Feldman Sherb & Co., P.C. is in the best interests of the stockholders of the Company. The approval of the selection of Feldman Sherb & Co., P.C. as the Company's independent auditors for the fiscal year ending December 31, 2002 requires the affirmative vote of a majority of the shares of Common Stock and Series A Preferred Stock present in person or represented by proxy at the Meeting, provided a quorum exists.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF FELDMAN SHERB & CO., P.C. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

                                  MISCELLANEOUS


     The SEC allows the Company to "incorporate by reference" the information the Company files with them, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and information that the Company files later with the SEC will automatically update or supersede this information. The Company incorporates by reference the documents listed below and any future filing the Company will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     o    Annual Report on Form 10-KSB for the year ended December 31, 2000;

     o Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001;

     o Current Reports on Form 8-K during the years ended December 31, 1999 and 2000.

     These reports are included with the proxy materials and distributed to the securityholders of the Company. The Company will provide without charge to each person being solicited by this Proxy Statement, on written request of any such person, a copy of these filings. All such requests should be directed to George Weisz at the Company, 131 West 35th Street, New York, New York 10001.


STOCKHOLDER PROPOSALS

     Rule 14a-4 of the SEC proxy rules allows the Company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders if the Company does not have notice of the matter at least 45 days before the date corresponding to the date on which the Company first mailed its proxy materials for the prior year's annual meeting of stockholders or the date specified by an overriding advance notice provision in the Company's By-Laws. The Company's By-Laws do not contain such an advance notice provision. For the Company's 2002 Annual Meeting of Stockholders, stockholders must submit such written notice to the Secretary of the Company on or before November 6, 2002.

     Stockholders of the Company wishing to include proposals in the proxy material for the 2002 annual meeting of the stockholders must submit the same in writing so as to be received by the Secretary of the Company on or before August 23, 2002. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals.

OTHER MATTERS

     The Board of Directors does not intend to bring before the Meeting for action any matters other than those specifically referred to above and is not aware of any other matters which are proposed to be presented by others. If any other matters or motions should properly come before the Meeting, the persons named in the proxy intend to vote thereon in accordance with their judgment on such matters or motions dealing with the conduct of the Meeting.

                                   By Order of the Board of Directors

                                            GEORGE WEISZ
                                            Secretary


Dated: December 21, 2001

                                      PROXY

                             This Proxy is Solicited

                       on Behalf of the Board of Directors

                             AMERICAN JEWELRY CORP.
                              131 WEST 35TH STREET
                            NEW YORK, NEW YORK 10001

     The undersigned hereby appoints Isaac Nussen and George Weisz as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of American Jewelry Corp. held of record by the undersigned on December 14, 2001 at the Annual Meeting of Stockholders to be held on January 22, 2002 or any adjournment thereof.

1.  Election of Directors.

    |_| FOR ALL NOMINEES LISTED BELOW                 |_|  WITHHOLD AUTHORITY
        (except as marked to the contrary below)           to vote for all nominees below


                   (INSTRUCTION: To withhold authority to vote
                    for any individual nominee strike a line
                  through the nominee's name in the list below)


    Nominees: Isaac Nussen, George Weisz, Eric J. Rothschild, Meir Klepner


2. Approval of Amendment to Certificate of Incorporation to Increase Number of Authorized Shares of Common Stock.

                         FOR  |_|   AGAINST  |_|   ABSTAIN  |_|

3.  Approval of the Reincorporation Proposal.

                         FOR  |_|   AGAINST  |_|   ABSTAIN  |_|

4. Ratification of the appointment of Feldman Sherb & Co., P.C. as the Company's independent auditors.

                         FOR  |_|   AGAINST  |_|   ABSTAIN  |_|

The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR each nominee named in Proposal 1 and FOR Proposals 2, 3 and 4 and in accordance with their discretion on such other matters as may properly come before the meeting.

                                             Dated                       , 200
                                                   ----------------------     --

                                             -----------------------------------

                                             -----------------------------------
                                                         Signature(s)


(Signature(s) should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title of a partnership, please sign in partnership name by authorized person.)